WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> OPUR1
<MULTIPLIER> 1,000
<PERIOD-TYPE>                    12-MOS
<FISCAL-YEAR-END>                DEC-31-1996
<PERIOD-END>                     MAR-31-1997
<BOOK-VALUE>                     PRO-FORMA
<TOTAL-NET-UTILITY-PLANT>           388,536
<OTHER-PROPERTY-AND-INVEST>               6
<TOTAL-CURRENT-ASSETS>               (5,340)<F1>
<TOTAL-DEFERRED-CHARGES>              3,710
<OTHER-ASSETS>                        5,803
<TOTAL-ASSETS>                      392,715
<COMMON>                              1,000
<CAPITAL-SURPLUS-PAID-IN>            15,235
<RETAINED-EARNINGS>                   2,637
<TOTAL-COMMON-STOCKHOLDERS-EQ>       18,872
<PREFERRED-MANDATORY>                     0
<PREFERRED>                               0
<LONG-TERM-DEBT-NET>                 59,558
<SHORT-TERM-NOTES>                    5,000
<LONG-TERM-NOTES-PAYABLE>                 0
<COMMERCIAL-PAPER-OBLIGATIONS>            0
<LONG-TERM-DEBT-CURRENT-PORT>             0
<PREFERRED-STOCK-CURRENT>                 0
<CAPITAL-LEASE-OBLIGATIONS>           1,496
<LEASES-CURRENT>                        476
<OTHER-ITEMS-CAPITAL-AND-LIAB>      307,313
<TOT-CAPITALIZATION-AND-LIAB>       392,715
<GROSS-OPERATING-REVENUE>           221,733
<INCOME-TAX-EXPENSE>                  1,348
<OTHER-OPERATING-EXPENSES>          215,159
<TOTAL-OPERATING-EXPENSES>          216,507
<OPERATING-INCOME-LOSS>               5,226
<OTHER-INCOME-NET>                    3,755
<INCOME-BEFORE-INTEREST-EXPEN>        8,981
<TOTAL-INTEREST-EXPENSE>              3,294
<NET-INCOME>                          5,687
<PREFERRED-STOCK-DIVIDENDS>               0
<EARNINGS-AVAILABLE-FOR-COMM>         5,687
<COMMON-STOCK-DIVIDENDS>              8,286
<TOTAL-INTEREST-ON-BONDS>                 0
<CASH-FLOW-OPERATIONS>               25,906
<EPS-PRIMARY>                             0 <F2>
<EPS-DILUTED>                             0 <F2>

<F1> The proposed dividends will be paid as the cash becomes available.  Over
the next five years the Company will continue to receive a stream of income under the terms of the unit power agreements and will pay dividends to its parent, American Electric Power Company, Inc., from those earnings. Cash received will exceed net income primarily because of the recovery of depreciation expense.
<F2> All common stock owned by parent company; no EPS required.
